Exhibit 99.1

Rainbow National Services LLC and Subsidiaries

Unaudited Consolidated Financial Statements

As of March 31, 2011 and December 31, 2010 and for the
Three Months Ended March 31, 2011 and 2010

RAINBOW NATIONAL SERVICES LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	March 31,	December 31,
	2011	2010

ASSETS
Current Assets:
Cash and cash equivalents	$65,326	$78,452
Accounts receivable, trade (less allowance for doubtful accounts of $685 and $498)	183,015	199,767
Amounts due from affiliates, net	2,941	2,708
Program rights, net	190,114	175,827
Prepaid expenses and other current assets	28,758	26,042
Deferred tax asset	3,164	5,091
Total current assets	473,318	487,887

Property and equipment, net of accumulated depreciation of $19,438 and $18,158	17,263	18,034
Program rights, net	680,037	581,107
Deferred carriage fees, net	63,638	67,769
Deferred financing costs, net of accumulated amortization of $17,200 and $16,388	6,387	7,199
Amortizable intangible assets, net of accumulated amortization of $590,235 and $577,306	107,302	120,231
Goodwill	51,309	51,309
Other assets	18,336	19,217
	$1,417,590	$1,352,753
LIABILITIES AND MEMBER'S DEFICIENCY
Current Liabilities:
Accounts payable	$30,015	$21,668
Accrued liabilities:
Interest	5,033	20,046
Employee related costs	14,424	23,446
Deferred carriage fees payable	1,323	1,570
Other accrued expenses	10,088	13,084
Amounts due to affiliates, net	22,638	16,744
Program rights obligations	121,575	108,477
Deferred revenue	13,751	16,053
Credit facility debt	50,000	50,000
Capital lease obligations	1,101	1,013
Total current liabilities	269,948	272,101

Program rights obligations	428,088	335,697
Deferred tax liability, net	92,940	94,019
Senior notes	299,619	299,552
Senior subordinated notes	324,134	324,071
Credit facility debt	362,500	425,000
Capital lease obligations	13,556	13,841
Amounts due to affiliates	921	851
Other liabilities	21,584	21,537
Total liabilities	1,813,290	1,786,669
Commitments and contingencies
Member's deficiency	(395,700)	(433,916)

	$1,417,590	$1,352,753

See accompanying notes to consolidated financial statements.

(2)

RAINBOW NATIONAL SERVICES LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended March 31, 2011 and 2010
(Dollars in thousands)
(Unaudited)

	2011	2010

Revenues, net (including revenues, net from affiliates of Cablevision of $4,542 and $4,075, respectively)	$234,051	$212,581

Operating expenses:
Technical and operating (excluding depreciation and amortization and including charges from affiliates of Cablevision of $6,256 and $5,921, respectively)	71,031	63,312
Selling, general and administrative (including charges from affiliates of Cablevision of $26,926 and $25,332, respectively)	61,032	52,482
Depreciation and amortization	14,209	14,205
	146,272	129,999

Operating income	87,779	82,582

Other income (expense):
Interest expense	(18,263)	(18,577)
Interest income	126	109
Miscellaneous, net	73	58
	(18,064)	(18,410)

Income before income taxes	69,715	64,172
Income tax expense	(26,918)	(23,823)
Net income	$42,797	$40,349

See accompanying notes to consolidated financial statements.

(3)

RAINBOW NATIONAL SERVICES LLC AND SUSIDIARIES
CONSOLIDATED STATEMENTS OF MEMBER'S DEFICIENCY
Three Months Ended March 31, 2011
(Dollars in thousands)
(Unaudited)

Balance, December 31, 2010	$(433,916)

Cash capital distributions	(30,000)
Non-cash capital contributions	25,419
Net income	42,797

Balance, March 31, 2011	$(395,700)

See accompanying notes to consolidated financial statements.

(4)

RAINBOW NATIONAL SERVICES LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended March 31, 2011 and 2010
(Dollars in thousands)
(Unaudited)

	2011	2010
Cash flows from operating activities:
Net income	$42,797	$40,349
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,209	14,205
Cablevision share-based compensation expense allocations	2,670	2,702
Amortization of program rights	50,751	45,241
Amortization of deferred carriage fees	5,785	5,724
Amortization of deferred financing costs and discounts on indebtedness	942	943
Provision for doubtful accounts	191	23
Unrealized foreign currency transaction gain, net	(77)	(76)
Deferred income taxes	848	1,562
Current income tax expense allocations	21,739	20,744
Changes in assets and liabilities:
Accounts receivable, trade	16,638	7,368
Amounts due from affiliates, net	(233)	(816)
Prepaid expenses and other assets	(1,829)	9,362
Program rights	(163,968)	(95,790)
Deferred carriage fees	(1,654)	(1,550)
Accounts payable and accrued expenses	(20,851)	(14,447)
Amounts due to affiliates, net	5,964	1,625
Program rights obligations	106,499	40,228
Deferred carriage fees payable	(247)	(114)
Other liabilities	47	(2,836)
Net cash provided by operating activities	80,221	74,447

Cash flows from investing activities:
Capital expenditures	(484)	(120)
Payment for acquisition of a business	(135)	(135)
Net cash used in investing activities	(619)	(255)

Cash flows from financing activities:
Cash distributions to parent	(30,000)	(59,000)
Repayment of credit facility debt	(62,500)	(16,250)
Principal payments on capital lease obligations	(228)	(236)
Net cash used in financing activities	(92,728)	(75,486)

Net decrease in cash and cash equivalents	(13,126)	(1,294)

Cash and cash equivalents at beginning of period	78,452	24,675

Cash and cash equivalents at end of period	$65,326	$23,381

See accompanying notes to consolidated financial statements.

(5)

RAINBOW NATIONAL SERVICES LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands)
(Unaudited)

NOTE 1. Business

In July 2004, Cablevision Systems Corporation ("Cablevision") formed Rainbow National Services LLC (the "Company").  Rainbow Programming Holdings LLC (“Rainbow Programming Holdings”), an indirect wholly-owned subsidiary of Cablevision, owns 100% of the membership interests in the Company.  The Company is a holding company with no independent operations of its own.  Its subsidiaries include entities that principally own nationally distributed 24-hour entertainment services operated as integral parts of Cablevision, including AMC, WE tv and IFC.  The Company’s unaudited consolidated financial statements have been derived from the consolidated financial statements and accounting records of Cablevision and reflect certain assumptions and allocations.  The financial position, results of operations and cash flows of the Company could differ from those that might have resulted had the Company been operated autonomously or as an entity independent of Cablevision.  See Note 9 for the proposed distribution of Rainbow Media Holdings LLC (“RMH”) by Cablevision.

NOTE 2. Basis of Presentation

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") and Article 10 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for interim financial information as required by the Company’s indentures even though the Company is not a reporting company under the Securities Exchange Act of 1934.  Accordingly, these unaudited consolidated financial statements do not include all the information and notes required for complete annual financial statements.

The accompanying unaudited consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2010.

The consolidated financial statements as of March 31, 2011 and for the three months ended March 31, 2011 and 2010 presented herein are unaudited; however, in the opinion of management, such consolidated financial statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented.  All significant intercompany transactions and balances have been eliminated in consolidation.

The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for the full year ending December 31, 2011.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

(6)

RAINBOW NATIONAL SERVICES LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
 (Dollars in thousands)
(Unaudited)

Comprehensive income for the three months ended March 31, 2011 and 2010 equals net income for the same periods.

Certain reclassifications have been made to the accompanying 2010 consolidated financial statements to conform to the 2011 presentation.

Recently Adopted Accounting Pronouncements

In December 2010, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2010-28, Intangibles - Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts.  ASU No. 2010-28 modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts.  For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists.  In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist.  The Company adopted ASU No. 2010-28 effective January 1, 2011.

The FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurement, that outlines certain new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Accounting Standards Codification Topic 820-10 became effective and was adopted by the Company on January 1, 2011.

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements, which provides amendments that (a) update the criteria for separating consideration in multiple-deliverable arrangements, (b) establish a selling price hierarchy for determining the selling price of a deliverable, and (c) replace the term "fair value" in the revenue allocation guidance with the term "selling price" to clarify that the allocation of revenue is based on entity-specific assumptions.  ASU No. 2009-13 eliminates the residual method of allocating arrangement consideration to deliverables, requires the use of the relative selling price method and requires that a vendor determine its best estimate of selling price in a manner consistent with that used to determine the price to sell the deliverable on a standalone basis.  ASU No. 2009-13 requires a vendor to significantly expand the disclosures related to multiple-deliverable revenue arrangements with the objective to provide information about the significant judgments made and changes to those judgments and how the application of the relative selling-price method affects the timing or amount of revenue recognition.  ASU No. 2009-13 was adopted on a prospective basis to revenue arrangements entered into or materially modified on or after January 1, 2011.

NOTE 3.	Cash Flows

For purposes of the unaudited consolidated statements of cash flows, the Company considers the balance of its investments in funds that substantially hold securities that mature within three months or less from the date the fund purchases these securities to be cash equivalents.  The carrying amount of cash and cash equivalents either approximates fair value due to the short-term maturity of these instruments or are at fair value.

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RAINBOW NATIONAL SERVICES LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
 (Dollars in thousands)
(Unaudited)

During the three months ended March 31, 2011 and 2010, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Three Months Ended March 31,
	2011	2010
Non-Cash Investing and Financing Activities:
Deemed capital contributions from affiliate related to the allocation of income taxes	$21,739	$20,744
Deemed capital contribution for payments of program rights obligations by affiliates	1,010	1,211
Increase in capital lease obligations and related assets	31	-
Deemed capital contribution related to the allocation of Cablevision share-based compensation expense	2,670	2,702

Supplemental Data:
Cash interest paid	32,249	32,538
Income taxes paid	3,977	809

In July 2003, American Movie Classics Company LLC (“AMC LLC”), WE: Women’s Entertainment LLC (“WE LLC”), and The Independent Film Channel LLC (“IFC LLC”) and RMH, the Company’s indirect parent, as licensees, entered into an agreement with a film studio for feature film telecast rights.  Each licensee recorded its allocated share of the program rights asset and all of the payment obligations for which they are jointly and severally liable. Such payment obligations initially amounted to $84,000 in total of which $14,500 remained unpaid at March 31, 2011.  Program rights of approximately $17,000 were allocated outside of the Company to affiliates during 2003. Payments of program rights obligations by affiliates for program rights allocated outside of the Company amounted to $1,010 and $1,211 during the three months ended March 31, 2011 and 2010, respectively.  The allocation of these film assets was treated as a deemed capital distribution in 2003 and the payments of program rights obligations made by affiliates for the three months ended March 31, 2011 and 2010 were treated as deemed capital contributions in the consolidated statements of member’s deficiency.

NOTE 4.	Income Taxes

The Company is a single-member limited liability company, indirectly wholly-owned by Rainbow Media Enterprises, Inc. (“RME”), a taxable corporation and a direct wholly-owned subsidiary of RMH.  As such, the Company is treated as a division of RME and is included in the consolidated income tax return of Cablevision for federal and state income tax purposes.  Accordingly, the income tax provision is determined on a stand-alone basis as if the Company filed separate consolidated income tax returns for the periods presented herein.

The income tax expense for the three months ended March 31, 2011 and 2010 of $26,918 and $23,823, respectively, differs from the income tax expense derived from applying the statutory federal rate to pretax income due principally to the impact of state and local income taxes and tax expense relating to uncertain tax positions, including accrued interest of $1,427 and $452, respectively.

(8)

RAINBOW NATIONAL SERVICES LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
 (Dollars in thousands)
(Unaudited)

In January 2011, the Company settled the city of New York audit with regard to the unincorporated business tax for the years 2003 through 2005 for $2,253, including accrued interest, which approximated the related unrecognized tax benefit recorded at December 31, 2010.  In April 2011, the Company was notified that the city of New York will audit the unincorporated business tax for the years 2006 through 2008.

Since there is no tax sharing agreement in place between the Company and Cablevision, allocable current income tax liabilities calculated on a stand-alone company basis that the Company does not pay directly have been reflected as deemed capital contributions to the Company from its parent. Such deemed capital contributions amounted to $21,739 and $20,744 for the three months ended March 31, 2011 and 2010, respectively.

NOTE 5. Intangible Assets

The following table summarizes information relating to the Company's acquired intangible assets at March 31, 2011 and December 31, 2010:

	March 31, 2011	December 31, 2010	Estimated Useful Lives

Gross carrying amount of amortizable intangible assets
Affiliation agreements and affiliate relationships	$597,156	$597,156	10 years
Advertiser relationships	91,024	91,024	5 to 10 years
Other amortizable intangible assets	9,357	9,357	4 to 10 years
	697,537	697,537

Accumulated amortization
Affiliation agreements and affiliate relationships	507,369	496,343
Advertiser relationships	73,855	71,984
Other amortizable intangible assets	9,011	8,979
	590,235	577,306
Amortizable intangible assets, net of accumulated amortization	107,302	120,231

Goodwill	51,309	51,309

Total intangible assets, net	$158,611	$171,540

Aggregate amortization expense
Three months ended March 31, 2011	$12,929

Estimated amortization expense
Year ending December 31, 2011	$51,715
Year ending December 31, 2012	46,553
Year ending December 31, 2013	21,934
Year ending December 31, 2014	21
Year ending December 31, 2015	2

(9)

RAINBOW NATIONAL SERVICES LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
 (Dollars in thousands)
(Unaudited)

NOTE 6.	Fair Value Measurement

The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable.  Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity's pricing based upon their own market assumptions.  The fair value hierarchy consists of the following three levels:

•	Level I - Quoted prices for identical instruments in active markets.
•
Level II - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•	Level III - Instruments whose significant value drivers are unobservable.

The following table presents for each of these hierarchy levels, the Company's financial assets and financial liabilities that are measured at fair value on a recurring basis at March 31, 2011 and December 31, 2010:

At March 31, 2011:
	Level I	Level II	Level III	Total
Assets:
Cash equivalents (a)	$64,387	$-	$-	$64,387

At December 31, 2010:
	Level I	Level II	Level III	Total
Assets:
Cash equivalents (a)	$77,894	$-	$-	$77,894
__________
(a)	Represents the Company’s investment in funds that invest primarily in money market securities.

The Company’s cash equivalents at March 31, 2011 and December 31, 2010 are classified within Level I of the fair value hierarchy because they are valued using quoted market prices.

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practicable to estimate that value:

Credit Facility Debt, Senior Notes and Senior Subordinated Notes

The fair values of each of the Company’s debt instruments are based on quoted market prices for the same or similar issues or on the current rates offered to the Company for instruments of the same remaining maturities.

(10)

RAINBOW NATIONAL SERVICES LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
 (Dollars in thousands)
(Unaudited)

The carrying values and estimated fair values of the Company's financial instruments, excluding those that are carried at fair value in the accompanying consolidated balance sheets are summarized as follows:

	March 31, 2011
	Carrying Amount	Estimated Fair Value
Debt instruments:
Credit facility debt (a)	$412,500	$412,500
Senior notes	299,619	300,000
Senior subordinated notes	324,134	337,610
	$1,036,253	$1,050,110

	December 31, 2010
	Carrying Amount	Estimated Fair Value
Debt instruments:
Credit facility debt (a)	$475,000	$475,000
Senior notes	299,552	300,750
Senior subordinated notes	324,071	337,188
	$1,098,623	$1,112,938
______________
(a)	The carrying value of the Company's credit facility debt which bears interest at variable rates approximates its fair value.

Fair value estimates related to the Company’s debt instruments presented above are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

NOTE 7.	Concentration of Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable.  Cash is invested in money market funds and bank time deposits.  The Company monitors the financial institutions and money market funds where it invests its cash and cash equivalents with diversification among counterparties to mitigate exposure to any single financial institution.  The Company's emphasis is primarily on safety of principal and liquidity and secondarily on maximizing the yield on its investments.

The following individual customers accounted for the following percentages of the Company’s net revenues for the three months ended March 31,:

	2011	2010
Customer 1	11%	11%
Customer 2	12%	11%

(11)

RAINBOW NATIONAL SERVICES LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
 (Dollars in thousands)
(Unaudited)

At March 31, 2011, Customer 2 represented 10% of the Company’s net trade receivable balances.

NOTE 8.	Legal Matters

Broadcast Music, Inc. Matter

Broadcast Music, Inc. ("BMI"), an organization that licenses the performance of musical compositions of its members, has alleged that certain of the Company's subsidiaries require a license to exhibit musical compositions in its catalog. BMI agreed to interim fees based on revenues covering certain periods (generally the period commencing from the launch or acquisition of each of the Company’s programming networks).  The interim fees paid to BMI remain subject to retroactive adjustment until such time as either a final decision is made by the Court or an agreement is reached by the parties.   Subject to the execution of formal agreements, in 2010 the parties reached an agreement in principle with respect to the license fees for an amount that approximates amounts previously accrued, which were $6,472 and $6,306 at March 31, 2011 and December 31, 2010, respectively.

Other Legal Matters

In addition to the matter discussed above, the Company is party to various lawsuits and claims in the ordinary course of business.  Although the outcome of these other matters cannot be predicted with certainty and the impact of the final resolution of these other matters on the Company's results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these matters will have a material adverse effect on the financial position of the Company or the ability of the Company to meet its financial obligations as they become due.

NOTE 9.	Other Matters

Proposed Distribution of AMC Networks Inc.

On December 16, 2010, Cablevision announced that Cablevision’s Board of Directors authorized Cablevision's management to move forward with the spin-off of RMH to Cablevision's stockholders (the "AMC Networks Distribution"). On March 10, 2011, Cablevision announced that its RMH business would be renamed AMC Networks Inc. (“AMC Networks”) in connection with the proposed AMC Networks Distribution.  The AMC Networks Distribution would be structured as a tax-free pro rata distribution to Cablevision’s stockholders and is expected to be completed by mid-year 2011, subject to necessary approvals.  As part of the AMC Networks Distribution, a refinancing of what will be the new AMC Networks would create new debt, a portion of which would be used to repay all outstanding Company debt (excluding capital leases) and approximately $1,250,000 of the new AMC Networks debt will be issued to Cablevision or CSC Holdings, LLC (“CSC Holdings”), which will use such new AMC Networks debt to satisfy and discharge outstanding Cablevision or CSC Holdings debt. It is anticipated that the AMC Networks Distribution would be in the form of a pro rata distribution to all stockholders of Cablevision, with holders of Cablevision New York Group (“CNYG”) Class A Common Stock receiving Class A Common Stock in AMC Networks and holders of CNYG Class B Common Stock receiving Class B Common Stock in AMC Networks. Both Cablevision and AMC Networks would continue to be controlled by the Dolan family through their ownership of Class B Common Stock.

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RAINBOW NATIONAL SERVICES LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
 (Dollars in thousands)
(Unaudited)

The new AMC Networks business will consist of:

•	The Company’s national programming networks, including AMC, WE tv and IFC, and other national programming networks of RMH, including Sundance Channel;
•
Other services which consist primarily of AMC/Sundance Channel Global, RMH’s international programming business; IFC Entertainment, RMH’s independent film distribution business; and Rainbow Network Communications, RMH’s network technical services business.

Completion of the AMC Networks Distribution is subject to a number of external conditions, including the effectiveness of a Form 10 Information Statement with the SEC and the finalization of the terms and conditions of the required financing, as well as final approval by Cablevision's Board of Directors.  In March 2011, Cablevision received a favorable letter ruling from the Internal Revenue Service.

NOTE 10.	Subsequent Event

Senior Notes Redemption

In April 2011, the Company issued a notice of redemption to holders of its 8-3/4% senior notes due September 2012, whereby it will redeem on May 13, 2011 100% of the outstanding principal amount at a redemption price equal to 100% of the principal amount of the notes of $300,000, plus accrued and unpaid interest, if any, to the redemption date.  The Company intends to use a combination of cash-on-hand and availability under its $300,000 revolving credit facility, to fund the redemption.

 (13)